QuickLinks -- Click here to rapidly navigate through this document

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 21, 2003 Date of Report (Date of earliest event reported)	1-14355 Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3995672 (I.R.S. Employer Identification Number)
1250 Broadway New York, New York (Address of Principal Executive Offices)	10001 (Zip Code)
(212) 231-7100 (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

        On January 21, 2003, 24/7 Real Media, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Insight First, Inc. and certain of its stockholders (the "Sellers"). Pursuant to the terms of the Asset Purchase Agreement, the Company purchased from the Sellers certain assets, including certain contracts, intangibles and employee relationships, related to Sellers' web analytics solutions, including the Intellectual Property relating to the products known as "Insight First Precision" and "Insight First R2" (the "Business"), in exchange for 3,526,093 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") valued at approximately $1.06 million, plus $150,000 in cash. In addition, the Company may pay contingent consideration in the future of up to $2.2 million, in either cash or Common Stock in the Company's discretion, subject to achievement of certain earn-out targets by the Business.

        The consideration payable by the Company pursuant to the Asset Purchase Agreement was determined as a result of negotiation by and between 24/7 Real Media and the Sellers. The net assets acquired by 24/7 Real Media as a result of the transaction consisted of equipment and other physical property and intangible assets. These assets are used in connection with the operation of the Business. 24/7 Real Media intends to operate the Business and use the assets as previously operated and used by Insight First, provided that changing business conditions or strategic plans may lead to changes in Insight First's operations in the future.

        The Asset Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is only a summary and is qualified in its entirety by reference to the Asset Purchase Agreement.

        A press release announcing the transaction was issued by the Company on January 22, 2003 and is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 5.    Other Events

        During the fourth quarter of 2002, the Company's Board of Directors approved a plan to restructure the Company's operations. The restructuring activities include the net reduction in headcount of approximately 60, the exiting of three offices, a reduction of space at one additional office and related charges for unused and abandoned equipment and fixed assets. The total charge is approximately $2.2 million, which includes approximately $0.2 million in non-cash charges. The restructuring charge will be accounted for in accordance with EITF 94-3.

        On January 21, 2003, the Company announced that Valentine J. Zammit has joined its Board of Directors as a member and will serve as Chairman of the Board's Audit Committee. The Company believes that Mr. Zammit meets the definition of "Financial Expert" recently promulgated by the Securities and Exchange Commission.

        On January 22, 2003, Mr. Richard Burns resigned from the Board of Directors.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

          Not applicable.

  (b)
  Pro Forma Financial Statements.

          Not applicable.

  (c)
  Exhibits.
2.1	Asset Purchase Agreement dated as of January 21, 2003 by and among 24/7 Real Media, Inc., Insight First, Inc., and certain stockholders of Insight First, Inc.
99.1	Press release issued by 24/7 Real Media, Inc. on January 22, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.
Date: January 23, 2003	By:	/s/ MARK E. MORAN Name: Mark E. Moran Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of January 21, 2003 by and among 24/7 Real Media, Inc., Insight First, Inc., and certain stockholders of Insight First, Inc.
99.1	Press release issued by 24/7 Real Media, Inc. on January 22, 2003

QuickLinks

Item 2. Acquisition or Disposition of Assets
Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX